Exhibit 99.3

NONQUALIFIED STOCK OPTION AGREEMENT
(Without Transferability)

          THIS AGREEMENT, entered into as of the Grant Date (as defined in paragraph 1), by and between the Participant (as defined in paragraph 1) and Corus Bankshares, Inc. (the “Company”);

WITNESSETH THAT:

          WHEREAS, the Company maintains the 2006 Stock Option Plan (the “Plan”), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the committee administering the Plan (the “Committee”) to receive a Non-Qualified Stock Option Award under the Plan;

          NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

          1.  Terms of Award.  The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

(a)	The “Participant” is [name].

(b)	The “Grant Date” is [grant date].

(c)	The number of “Covered Shares” shall be [number of shares] shares of Stock.

(d)	The “Exercise Price” is $[exercise price] per share.

Other terms used in this Agreement are defined pursuant to paragraph 8 or elsewhere in this Agreement.

          2.  Award and Exercise Price.  This Agreement specifies the terms of the option (the “Option”) granted to the Participant to purchase the number of Covered Shares of Stock at the Exercise Price per share as set forth in paragraph 1.  The Option is not intended to constitute an “incentive stock option” as that term is used in Code section 422.

          3.  Date of Exercise.  Subject to the limitations of this Agreement, the Option shall be exercisable according to the following schedule, with respect to each installment shown in the schedule on and after the Vesting Date applicable to such installment:

INSTALLMENT	VESTING DATE APPLICABLE TO INSTALLMENT

[20% of total shares] Covered Shares	[grant date plus 1 year]

[20% of total shares] Covered Shares	[grant date plus 2 year]

[20% of total shares] Covered Shares	[grant date plus 3 year]

[20% of total shares] Covered Shares	[grant date plus 4 year]

[20% of total shares] Covered Shares	[grant date plus 5 year]

An Installment shall not become exercisable on the otherwise applicable Vesting Date if the Participant’s Date of Termination (as defined in paragraph 8) occurs on or before such Vesting Date.

The Option may be exercised on or after the Date of Termination only with respect to that portion of the Option that was exercisable immediately prior to the Date of Termination, or as to which it became exercisable on the Date of Termination in accordance with sub-paragraphs 3(a) and 3(b), and only for the period prior to the Expiration Date (defined in paragraph 4).

Notwithstanding the foregoing provisions of this paragraph 3, the Option shall become exercisable with respect to all of the Covered Shares (to the extent it is not then otherwise exercisable) as follows:

(a)	The Option shall become fully exercisable upon the Participant’s Date of Termination, if the Participant’s Date of Termination occurs by reason of the Participant’s death or Disability.

(b)

The Option shall become fully exercisable upon a Change in Control (as defined under the Plan) with respect to the Participant, if the Participant’s Date of Termination does not occur on or before the Change in Control.

If the employment of a Participant shall terminate for Cause (as defined under the Plan), rights under all outstanding Options shall be immediately terminated upon termination of employment and no portion of any outstanding Option shall be exercisable on or after such Date of Termination.

          4.  Expiration.  The Option shall not be exercisable after the Company’s close of business on the last business day that occurs prior to the Expiration Date.  The “Expiration Date” shall be earliest to occur of:

(a)	the ten-year anniversary of the Grant Date;

(b)	if the Participant’s Date of Termination occurs by reason of death, Disability or retirement, the 90th day after such Date of Termination; or

(c)	if the Participant’s Date of Termination occurs for reasons other than death, Disability, or retirement, the one month anniversary of such Date of Termination.

          5.  Method of Option Exercise.  Subject to the terms of this Agreement and the Plan, the Option may be exercised in whole or in part by filing a written notice with the Secretary of the Company at its corporate headquarters prior to the Company’s close of business on any business day after such Option becomes exercisable up until and including the last business day that occurs prior to the Expiration Date, provided that the Option may not be exercised at any one time for less than 100 shares or the number of shares then purchasable under the Option, whichever is less.  Such notice shall specify the number of shares of Stock which the Participant elects to purchase, and shall be accompanied by payment of the Exercise Price for such shares of Stock indicated by the Participant’s election.  Payment shall be by cash or by check payable to the Company.  At the election of the Participant: (i) all or a portion of the Exercise Price may be paid by the Participant by delivery of shares of Stock owned by the Participant for not less than six months prior to the payment date having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required; and (ii) the Participant may pay the Exercise Price by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.  The Committee may disapprove of any election or may suspend or terminate the right to make elections.  The Option shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or Federal securities laws or the rules and regulations of any securities exchange or market on which the Stock is traded.  If the Company makes such a determination, it shall use all reasonable efforts to obtain compliance with such laws, rules and regulations.  In making any determination hereunder, the Company may rely on the opinion of counsel for the Company.

          6.  Withholding.  All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes.  Upon exercise of the Option, the Participant (or the Participant’s designee) shall remit to the Company by cash or check an amount sufficient to satisfy, Federal, State and local taxes (including the Participant’s FICA obligations) required by law to be withheld with respect to the exercise.  To satisfy this obligation, a Participant may make an irrevocable election on the date of exercise to (i) surrender to the Company shares of Stock to which the Participant is otherwise entitled to receive upon exercise having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required, provided, however, that such Shares under this clause (i) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), or (ii) surrender to the Company shares of Stock (by actual delivery or attestation) which the Participant already owns having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required, provided, however, that to the extent Shares described in this clause (ii) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Committee, payments made with Shares in accordance with this clause (ii) shall be limited to Shares that have been owned by the Participant for not less than six months prior to the payment date.  The Committee may disapprove of any election or may suspend or terminate the right to make elections.

          7.  Transferability.  The Option is not transferable other than as designated by the Participant by will or by the laws of descent and distribution, and during the Participant’s life, may be exercised only by the Participant.

          8.  Definitions.  For purposes of this Agreement, the terms used in this Agreement shall be subject to the following:

(a)

Date of Termination.  The Participant’s “Date of Termination” shall be the first day occurring on or after the Grant Date on which the Participant is not employed by the Company or any Subsidiary, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that the Participant’s employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant’s employer.

(b)	Plan Definitions. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

          9.  Heirs and Successors.  This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.  If any rights exercisable by the Participant or benefits deliverable to the Participant under this Agreement have not been exercised or delivered, respectively, at the time of the Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan.  The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Company in such form and at such time as the Company shall require.  If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant.  If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the Designated Beneficiary’s exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

          10.  Administration.  The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan.  Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

          11.  Plan Governs.  Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

          12.  Not An Employment Contract.  The Option will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant’s employment or other service at any time.

          13.  Notices.  Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail.  Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt.  Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal executive office.

          14.  Fractional Shares.  In lieu of issuing a fraction of a share upon any exercise of the Option, resulting from an adjustment of the Option pursuant to paragraph 4.2(d) of the Plan or otherwise, the Company will be entitled to pay to the Participant an amount equal to the fair market value of such fractional share.

          15.  No Rights As Shareholder.  The Participant shall not have any rights of a shareholder with respect to the shares subject to the Option, until a stock certificate has been duly issued following exercise of the Option as provided herein.

          16.  Amendment.  This Agreement may be amended by written agreement of the Participant and the Company, without the consent of any other person.

          IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

CORUS BANKSHARES, INC.

By:

Robert J. Glickman
Its:	President & CEO

Participant

[name of participant]